                                            News Release
Trustmark Announces 2005 Financial Results

Jackson, Miss. - January 17, 2006 - Trustmark Corporation (NASDAQ:TRMK) announced net income of $27.7 million in the fourth quarter of 2005, which represented basic earnings per share of $0.50. For the year ended December 31, 2005, Trustmark’s net income totaled $103.0 million, which represented basic earnings per share of $1.82. The impact of Hurricane Katrina reduced net income by $1.4 million, or $0.026 per share in the fourth quarter, and $10.1 million, or $0.178 per share for the year ended December 31, 2005. Highlights included:
•	Average total loans in the fourth quarter of 2005 increased $618.3 million, or 11.5%, compared to figures one year earlier
•	Average total deposits in the fourth quarter of 2005 expanded $533.0 million, or 9.9%, compared to figures one year earlier
•	Initiation of a de novo branch expansion program to build approximately 20 retail banking centers within the higher-growth markets of Trustmark’s existing franchise during the next three years

Richard G. Hickson, Chairman and CEO, stated, “Trustmark continued to make significant advancements during 2005 as evidenced by strong loan and deposit growth, expanding and diversified revenue growth, and prudent investments designed to enhance the value of our franchise. Average total loans during the fourth quarter of 2005 increased $618.3 million, or 11.5%, relative to the comparable period one year earlier. The growth of our loan portfolio was well diversified geographically as well as by loan type. Our Florida Gulf and Houston offices achieved solid growth as did our Dealer Services, Residential Real Estate and Corporate Lending divisions.
“The growth of our loan portfolio has not been at the expense of credit quality, which continues to be an enduring strength of the organization. Non-performing assets were $33.0 million at December 31, 2005, and the allowance coverage for nonperforming loans was 265%. Net charge-offs represented 0.13% of average loans in 2005.
“We are very pleased with the growth of our deposit base. During the fourth quarter of 2005, total average deposits increased $533.0 million, or 9.9%, when compared to figures one year earlier. This growth was also broad-based with increases noted across Trustmark’s franchise. Average non-interest bearing deposits during the fourth quarter increased $125.9 million, or by 9.7% while interest bearing deposits rose $407.1 million, or 9.9%. During the fourth quarter of 2005, average non-interest bearing deposits represented 23.9% of Trustmark’s total deposit base.
“During the year, we continued to implement strategies to mitigate our exposure to cyclical increases in interest rates. As the relatively flat yield curve diminished the profitability of holding longer-term investment securities, we reduced the investment securities portfolio as well as balances of higher-cost funding sources during the year. At December 31, 2005, our investment securities portfolio comprised 15.9% of total assets and had an average duration of 2.5 years. As a consequence of reducing the size of our investment securities portfolio and maintaining a historically short duration, our spread, which is the difference in interest income on our assets less the interest expense on our deposits and other funding, has been constrained as investment yields remain low. As such, we have foregone current earnings in an effort to better position our net interest margin in a rising rate environment. The decline in the investment securities portfolio, coupled with significant loan growth, has resulted in an improved mix of earning assets.
“The fundamental strengths of Trustmark’s key businesses remain despite the challenges posed by the current interest rate environment and relatively flat yield curve. In addition to the growth of our general banking franchise, we have noted significant accomplishments in our other financial services businesses. During 2005, insurance agency revenue increased to $33.0 million while revenue from our wealth management business, which has assets under management and administration of $6.6 billion and brokerage assets of $1.4 billion, increased to $25.0 million. Collectively, revenue from our insurance agencies and wealth management businesses totaled $58.0 million and represented approximately 13.8% of Trustmark’s total revenue in 2005.
“Revenue generation and expense management remain key areas of focus. We have and will continue to make investments to support additional revenue growth and profitability. During the next three years, we will build approximately 20 retail banking centers within the higher growth markets of our existing franchise. Construction is underway on five banking centers in the Jackson, Memphis, and Houston metropolitan areas that are scheduled to open later this year. Investments in these growing markets will provide excellent opportunities for providing additional financial services,” said Hickson.
Return on average shareholders’ equity was 14.65% during the fourth quarter and 13.68% for 2005. Return on average assets was 1.33% for the fourth quarter and 1.25% for 2005. At December 31, 2005, Trustmark reported total loans of $6.0 billion, total assets of $8.4 billion, total deposits of $6.3 billion and shareholders’ equity of $741.5 million.
During 2005, Trustmark repurchased approximately 2.2 million of its common shares, including approximately 181 thousand in the fourth quarter. At December 31, 2005, Trustmark had authority to repurchase up to an additional 3.6 million shares. The repurchase program is subject to market conditions and management discretion and will continue to be implemented through open market purchases or privately negotiated transactions.
Trustmark is a financial services company providing banking and financial solutions through over 145 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our website at www.trustmark.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this earnings release are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.
These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark’s filings with the Securities and Exchange Commission.
      Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts
Investors:	Zach Wasson	Joseph Rein
	Executive Vice President and CFO	First Vice President
	601-208-6816	601-208-6898

Media:	Gray Wiggers
Senior Vice President
601-208-5942

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2005
($ in thousands)
(unaudited)

	Quarter Ended December 31,
AVERAGE BALANCES	2005	2004	$ Change	% Change
Securities AFS-taxable	$1,051,481	$1,796,714	$(745,233)	-41.5%
Securities AFS-nontaxable	61,777	68,745	(6,968)	-10.1%
Securities HTM-taxable	203,545	55,610	147,935	266.0%
Securities HTM-nontaxable	92,105	86,741	5,364	6.2%
Total securities	1,408,908	2,007,810	(598,902)	-29.8%
Loans	6,000,786	5,382,489	618,297	11.5%
Fed funds sold and rev repos	28,324	36,388	(8,064)	-22.2%
Total earning assets	7,438,018	7,426,687	11,331	0.2%
Allowance for loan losses	(76,230)	(73,955)	(2,275)	3.1%
Cash and due from banks	339,944	319,383	20,561	6.4%
Other assets	549,570	503,218	46,352	9.2%
Total assets	$8,251,302	$8,175,333	$75,969	0.9%

Interest-bearing demand deposits	$823,025	$1,301,509	$(478,484)	-36.8%
Savings deposits	1,470,637	939,395	531,242	56.6%
Time deposits less than $100,000	1,411,691	1,358,170	53,521	3.9%
Time deposits of $100,000 or more	798,707	497,876	300,831	60.4%
Total interest-bearing deposits	4,504,060	4,096,950	407,110	9.9%
Fed funds purchased and repos	602,829	797,724	(194,895)	-24.4%
Short-term borrowings	757,148	1,001,530	(244,382)	-24.4%
Long-term FHLB advances	105,778	164,081	(58,303)	-35.5%
Total interest-bearing liabilities	5,969,815	6,060,285	(90,470)	-1.5%
Noninterest-bearing deposits	1,417,500	1,291,621	125,879	9.7%
Other liabilities	112,876	74,476	38,400	51.6%
Shareholders' equity	751,111	748,951	2,160	0.3%
Total liabilities and equity	$8,251,302	$8,175,333	$75,969	0.9%

	Year-to-date December 31,
AVERAGE BALANCES	2005	2004	$ Change	% Change
Securities AFS-taxable	$1,268,472	$1,879,324	$(610,852)	-32.5%
Securities AFS-nontaxable	62,970	70,107	(7,137)	-10.2%
Securities HTM-taxable	188,133	70,585	117,548	166.5%
Securities HTM-nontaxable	91,592	87,944	3,648	4.1%
Total securities	1,611,167	2,107,960	(496,793)	-23.6%
Loans	5,770,178	5,280,640	489,538	9.3%
Fed funds sold and rev repos	31,399	27,118	4,281	15.8%
Total earning assets	7,412,744	7,415,718	(2,974)	0.0%
Allowance for loan losses	(68,395)	(74,191)	5,796	-7.8%
Cash and due from banks	336,238	331,980	4,258	1.3%
Other assets	535,346	485,983	49,363	10.2%
Total assets	$8,215,933	$8,159,490	$56,443	0.7%

Interest-bearing demand deposits	$1,088,107	$1,312,071	$(223,964)	-17.1%
Savings deposits	1,262,059	967,674	294,385	30.4%
Time deposits less than $100,000	1,338,821	1,304,925	33,896	2.6%
Time deposits of $100,000 or more	653,537	467,054	186,483	39.9%
Total interest-bearing deposits	4,342,524	4,051,724	290,800	7.2%
Fed funds purchased and repos	668,389	887,596	(219,207)	-24.7%
Short-term borrowings	892,570	788,737	103,833	13.2%
Long-term FHLB advances	159,103	365,659	(206,556)	-56.5%
Total interest-bearing liabilities	6,062,586	6,093,716	(31,130)	-0.5%
Noninterest-bearing deposits	1,310,597	1,273,889	36,708	2.9%
Other liabilities	90,353	65,985	24,368	36.9%
Shareholders' equity	752,397	725,900	26,497	3.7%
Total liabilities and equity	$8,215,933	$8,159,490	$56,443	0.7%

	December 31,
PERIOD END BALANCES	2005	2004	$ Change	% Change
Securities available for sale	$1,041,754	$1,580,270	$(538,516)	-34.1%
Securities held to maturity	294,902	136,797	158,105	115.6%
Total securities	1,336,656	1,717,067	(380,411)	-22.2%
Loans held for sale	146,936	101,222	45,714	45.2%
Loans	5,893,439	5,330,055	563,384	10.6%
Fed funds sold and rev repos	130,115	86,191	43,924	51.0%
Total earning assets	7,507,146	7,234,535	272,611	3.8%
Allowance for loan losses	(76,691)	(64,757)	(11,934)	18.4%
Cash and due from banks	387,930	343,125	44,805	13.1%
Mortgage servicing rights	58,424	52,463	5,961	11.4%
Goodwill	137,368	137,225	143	0.1%
Identifiable intangible assets	28,703	32,004	(3,301)	-10.3%
Other assets	346,870	318,362	28,508	9.0%
Total assets	$8,389,750	$8,052,957	$336,793	4.2%

Noninterest-bearing deposits	$1,556,142	$1,354,749	$201,393	14.9%
Interest-bearing deposits	4,726,672	4,095,344	631,328	15.4%
Total deposits	6,282,814	5,450,093	832,721	15.3%
Fed funds purchased and repos	492,853	617,546	(124,693)	-20.2%
Short-term borrowings	775,402	980,318	(204,916)	-20.9%
Long-term FHLB advances	5,726	180,894	(175,168)	-96.8%
Other liabilities	91,492	73,710	17,782	24.1%
Total liabilities	7,648,287	7,302,561	345,726	4.7%
Common stock	11,620	12,055	(435)	-3.6%
Surplus	65,374	121,705	(56,331)	-46.3%
Retained earnings	677,781	620,588	57,193	9.2%
Accum other comprehensive
loss, net of tax	(13,312)	(3,952)	(9,360)	n/m
Total shareholders' equity	741,463	750,396	(8,933)	-1.2%
Total liabilities and equity	$8,389,750	$8,052,957	$336,793	4.2%

Total interest-bearing liabilities	$6,000,653	$5,874,102	$126,551	2.2%

n/m - not meaningful

	Quarter Ended December 31,
INCOME STATEMENTS	2005	2004	$ Change	% Change
Interest and fees on loans-FTE	$97,569	$77,418	$20,151	26.0%
Interest on securities-taxable	13,483	14,596	(1,113)	-7.6%
Interest on securities-tax exempt-FTE	2,843	2,930	(87)	-3.0%
Interest on fed funds sold and rev repos	291	191	100	52.4%
Other interest income	73	18	55	305.6%
Total interest income-FTE	114,259	95,153	19,106	20.1%
Interest on deposits	25,851	14,864	10,987	73.9%
Interest on fed funds pch and repos	5,445	3,378	2,067	61.2%
Other interest expense	9,657	7,071	2,586	36.6%
Total interest expense	40,953	25,313	15,640	61.8%
Net interest income-FTE	73,306	69,840	3,466	5.0%
Provision for loan losses	3,189	(6,971)	10,160	n/m
Net interest income after provision-FTE	70,117	76,811	(6,694)	-8.7%
Service charges on deposit accounts	12,069	13,979	(1,910)	-13.7%
Insurance commissions	7,480	5,079	2,401	47.3%
Wealth management	5,629	5,265	364	6.9%
Retail banking - other	5,573	4,972	601	12.1%
Mortgage banking, net	1,950	2,304	(354)	-15.4%
Other, net	1,342	962	380	39.5%
Nonint inc-excl sec gains (losses)	34,043	32,561	1,482	4.6%
Security gains (losses)	365	(4,664)	5,029	n/m
Total noninterest income	34,408	27,897	6,511	23.3%
Salaries and employee benefits	37,405	35,499	1,906	5.4%
Services and fees	8,672	8,825	(153)	-1.7%
Net occupancy-premises	3,972	4,250	(278)	-6.5%
Equipment expense	3,719	3,885	(166)	-4.3%
Other expense	7,126	6,908	218	3.2%
Total noninterest expense	60,894	59,367	1,527	2.6%
Income before income taxes	43,631	45,341	(1,710)	-3.8%
Tax equivalent adjustment	2,170	2,053	117	5.7%
Income taxes	13,718	14,440	(722)	-5.0%
Net income	$27,743	$28,848	$(1,105)	-3.8%

Earnings per share
Basic	$0.50	$0.50	$-	0.0%

Diluted	$0.50	$0.50	$-	0.0%

Weighted average shares outstanding
Basic	55,823,191	57,863,624		-3.5%

Diluted	55,950,917	58,200,352		-3.9%

Period end shares outstanding	55,771,459	57,858,497		-3.6%

Dividends per share	$0.2100	$0.2000		5.0%

n/m - not meaningful

	Year-to-date December 31,
INCOME STATEMENTS	2005	2004	$ Change	% Change
Interest and fees on loans-FTE	$354,843	$298,463	$56,380	18.9%
Interest on securities-taxable	56,568	61,779	(5,211)	-8.4%
Interest on securities-tax exempt-FTE	11,469	11,988	(519)	-4.3%
Interest on fed funds sold and rev repos	994	417	577	138.4%
Other interest income	130	55	75	136.4%
Total interest income-FTE	424,004	372,702	51,302	13.8%
Interest on deposits	81,960	55,123	26,837	48.7%
Interest on fed funds pch and repos	19,138	10,881	8,257	75.9%
Other interest expense	38,158	22,734	15,424	67.8%
Total interest expense	139,256	88,738	50,518	56.9%
Net interest income-FTE	284,748	283,964	784	0.3%
Provision for loan losses	19,541	(3,055)	22,596	n/m
Net interest income after provision-FTE	265,207	287,019	(21,812)	-7.6%
Service charges on deposit accounts	51,019	56,274	(5,255)	-9.3%
Insurance commissions	33,006	17,807	15,199	85.4%
Wealth management	21,579	20,319	1,260	6.2%
Retail banking - other	20,835	18,467	2,368	12.8%
Mortgage banking, net	5,845	8,571	(2,726)	-31.8%
Other, net	14,467	7,233	7,234	100.0%
Nonint inc-excl sec losses	146,751	128,671	18,080	14.1%
Security losses	(3,644)	(4,643)	999	n/m
Total noninterest income	143,107	124,028	19,079	15.4%
Salaries and employee benefits	149,817	132,799	17,018	12.8%
Services and fees	34,003	35,240	(1,237)	-3.5%
Net occupancy-premises	15,280	15,023	257	1.7%
Equipment expense	15,180	15,007	173	1.2%
Other expense	28,996	27,240	1,756	6.4%
Total noninterest expense	243,276	225,309	17,967	8.0%
Income before income taxes	165,038	185,738	(20,700)	-11.1%
Tax equivalent adjustment	8,307	8,347	(40)	-0.5%
Income taxes	53,780	60,682	(6,902)	-11.4%
Net income	$102,951	$116,709	$(13,758)	-11.8%

Earnings per share
Basic	$1.82	$2.01	$(0.19)	-9.5%

Diluted	$1.81	$2.00	$(0.19)	-9.5%

Weighted average shares outstanding
Basic	56,609,494	57,998,328		-2.4%

Diluted	56,742,730	58,273,309		-2.6%

Period end shares outstanding	55,771,459	57,858,497		-3.6%

Dividends per share	$0.8100	$0.7700		5.2%

n/m - not meaningful

	December 31,
NONPERFORMING ASSETS	2005	2004	$ Change		% Change
Nonaccrual loans	$28,914	$21,864		$7,050	32.2%
Restructured loans	-	-		-	-
Total nonperforming loans	28,914	21,864		7,050	32.2%
Other real estate	4,107	5,615		(1,508)	-26.9%
Total nonperforming assets	33,021	27,479		5,542	20.2%
Loans past due over 90 days
Included in Loan Portfolio	2,719	5,284		(2,565)	-48.5%
Serviced GNMA loans eligible for repch	22,769	-		22,769	n/m
Total loans past due over 90 days	25,488	5,284		20,204	382.4%
Total nonperforming assets plus past
due over 90 days	$58,509	$32,763		$25,746	78.6%

	Quarter Ended December 31,
ALLOWANCE FOR LOAN LOSSES	2005	2004	$	Change	% Change
Beginning Balance	$75,750	$74,179		$1,571	2.1%
Charge-offs	(4,659)	(4,451)		(208)	4.7%
Recoveries	2,411	2,000		411	20.6%
Provision for loan losses	3,189	(6,971)		10,160	n/m
Ending Balance	$76,691	$64,757		$11,934	18.4%

RATIOS
ROA	1.33%	1.40%
ROE	14.65%	15.32%
Equity generation rate	8.50%	9.19%
EOP equity/ EOP assets	8.84%	9.32%
Average equity/average assets	9.10%	9.16%
Interest margin - Yield - FTE	6.09%	5.10%
Interest margin - Cost - FTE	2.18%	1.36%
Net interest margin - FTE	3.91%	3.74%
Rate on interest-bearing liabilities	2.72%	1.66%
Efficiency ratio	56.24%	58.71%
Net charge offs/average loans	0.15%	0.18%
Provision for loan losses/average loans	0.21%	-0.52%
Nonperforming loans/total loans	0.49%	0.41%
Nonperforming assets/total loans	0.56%	0.52%
Nonperforming assets/total loans+ORE	0.56%	0.52%
ALL/nonperforming loans	265.24%	296.18%
ALL/total loans	1.30%	1.21%
Net loans/total assets	69.33%	65.38%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$27.470	$31.070
Market value of stock-High	$29.830	$32.780
Market value of stock-Low	$24.000	$29.120
Book value of stock	$13.29	$12.97
Tangible book value of stock	$10.32	$10.04
Tangible equity	$575,392	$581,167
Market/Book value of stock	206.70%	239.55%

OTHER DATA
EOP Employees - FTE	2,582	2,598

n/m - not meaningful

	Year-to-date December 31,
ALLOWANCE FOR LOAN LOSSES	2005	2004	$ Change	% Change
Beginning Balance	$64,757	$74,276	$(9,519)	-12.8%
Charge-offs	(16,822)	(15,402)	(1,420)	9.2%
Recoveries	9,215	8,938	277	3.1%
Provision for loan losses	19,541	(3,055)	22,596	n/m
Ending Balance	$76,691	$64,757	$11,934	18.4%

RATIOS
ROA	1.25%	1.43%
ROE	13.68%	16.08%
Equity generation rate	7.59%	9.92%
EOP equity/ EOP assets	8.84%	9.32%
Average equity/average assets	9.16%	8.90%
Interest margin - Yield - FTE	5.72%	5.03%
Interest margin - Cost - FTE	1.88%	1.20%
Net interest margin - FTE	3.84%	3.83%
Rate on interest-bearing liabilities	2.30%	1.46%
Efficiency ratio	56.95%	55.10%
Net charge offs/average loans	0.13%	0.12%
Provision for loan losses/average loans	0.34%	-0.06%
Nonperforming loans/total loans	0.49%	0.41%
Nonperforming assets/total loans	0.56%	0.52%
Nonperforming assets/total loans+ORE	0.56%	0.52%
ALL/nonperforming loans	265.24%	296.18%
ALL/total loans	1.30%	1.21%
Net loans/total assets	69.33%	65.38%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$27.470	$31.070
Market value of stock-High	$31.150	$32.780
Market value of stock-Low	$24.000	$25.890
Book value of stock	$13.29	$12.97
Tangible book value of stock	$10.32	$10.04
Tangible equity	$575,392	$581,167
Market/Book value of stock	206.70%	239.55%

n/m - not meaningful

	Quarter Ended
AVERAGE BALANCES	12/31/2005	9/30/2005	Change	% Change
Securities AFS-taxable	$1,051,481	$1,133,718	$(82,237)	-7.3%
Securities AFS-nontaxable	61,777	60,075	1,702	2.8%
Securities HTM-taxable	203,545	208,221	(4,676)	-2.2%
Securities HTM-nontaxable	92,105	94,811	(2,706)	-2.9%
Total securities	1,408,908	1,496,825	(87,917)	-5.9%
Loans	6,000,786	5,914,589	86,197	1.5%
Fed funds sold and rev repos	28,324	31,152	(2,828)	-9.1%
Total earning assets	7,438,018	7,442,566	(4,548)	-0.1%
Allowance for loan losses	(76,230)	(66,120)	(10,110)	15.3%
Cash and due from banks	339,944	313,434	26,510	8.5%
Other assets	549,570	527,897	21,673	4.1%
Total assets	$8,251,302	$8,217,777	$33,525	0.4%

Interest-bearing demand deposits	$823,025	$829,106	$(6,081)	-0.7%
Savings deposits	1,470,637	1,488,974	(18,337)	-1.2%
Time deposits less than $100,000	1,411,691	1,323,998	87,693	6.6%
Time deposits of $100,000 or more	798,707	674,440	124,267	18.4%
Total interest-bearing deposits	4,504,060	4,316,518	187,542	4.3%
Fed funds purchased and repos	602,829	637,923	(35,094)	-5.5%
Short-term borrowings	757,148	959,605	(202,457)	-21.1%
Long-term FHLB advances	105,778	205,812	(100,034)	-48.6%
Total interest-bearing liabilities	5,969,815	6,119,858	(150,043)	-2.5%
Noninterest-bearing deposits	1,417,500	1,245,573	171,927	13.8%
Other liabilities	112,876	99,102	13,774	13.9%
Shareholders' equity	751,111	753,244	(2,133)	-0.3%
Total liabilities and equity	$8,251,302	$8,217,777	$33,525	0.4%

PERIOD END BALANCES	12/31/2005	9/30/2005	$ Change	% Change
Securities available for sale	$1,041,754	$1,143,524	$(101,770)	-8.9%
Securities held to maturity	294,902	296,962	(2,060)	-0.7%
Total securities	1,336,656	1,440,486	(103,830)	-7.2%
Loans held for sale	146,936	127,209	19,727	15.5%
Loans	5,893,439	5,873,257	20,182	0.3%
Fed funds sold and rev repos	130,115	15,685	114,430	729.6%
Total earning assets	7,507,146	7,456,637	50,509	0.7%
Allowance for loan losses	(76,691)	(75,750)	(941)	1.2%
Cash and due from banks	387,930	398,027	(10,097)	-2.5%
Mortgage servicing rights	58,424	57,345	1,079	1.9%
Goodwill	137,368	137,268	100	0.1%
Identifiable intangible assets	28,703	29,637	(934)	-3.2%
Other assets	346,870	325,716	21,154	6.5%
Total assets	$8,389,750	$8,328,880	$60,870	0.7%

Noninterest-bearing deposits	$1,556,142	$1,358,192	$197,950	14.6%
Interest-bearing deposits	4,726,672	4,487,250	239,422	5.3%
Total deposits	6,282,814	5,845,442	437,372	7.5%
Fed funds purchased and repos	492,853	519,173	(26,320)	-5.1%
Short-term borrowings	775,402	926,595	(151,193)	-16.3%
Long-term FHLB advances	5,726	205,789	(200,063)	-97.2%
Other liabilities	91,492	99,327	(7,835)	-7.9%
Total liabilities	7,648,287	7,596,326	51,961	0.7%
Common stock	11,620	11,655	(35)	-0.3%
Surplus	65,374	69,362	(3,988)	-5.7%
Retained earnings	677,781	661,764	16,017	2.4%
Accum other comprehensive
loss, net of tax	(13,312)	(10,227)	(3,085)	n/m
Total shareholders' equity	741,463	732,554	8,909	1.2%
Total liabilities and equity	$8,389,750	$8,328,880	$60,870	0.7%

Total interest-bearing liabilities	$6,000,653	$6,138,807	$(138,154)	-2.3%

n/m - not meaningful

	Quarter Ended
INCOME STATEMENTS	12/31/2005	9/30/2005	$ Change	% Change
Interest and fees on loans-FTE	$97,569	$92,589	$4,980	5.4%
Interest on securities-taxable	13,483	13,358	125	0.9%
Interest on securities-tax exempt-FTE	2,843	2,846	(3)	-0.1%
Interest on fed funds sold and rev repos	291	287	4	1.4%
Other interest income	73	15	58	386.7%
Total interest income-FTE	114,259	109,095	5,164	4.7%
Interest on deposits	25,851	21,415	4,436	20.7%
Interest on fed funds pch and repos	5,445	5,050	395	7.8%
Other interest expense	9,657	11,591	(1,934)	-16.7%
Total interest expense	40,953	38,056	2,897	7.6%
Net interest income-FTE	73,306	71,039	2,267	3.2%
Provision for loan losses	3,189	12,127	(8,938)	-73.7%
Net interest income after provision-FTE	70,117	58,912	11,205	19.0%
Service charges on deposit accounts	12,069	13,025	(956)	-7.3%
Insurance commissions	7,480	9,294	(1,814)	-19.5%
Wealth management	5,629	5,293	336	6.3%
Retail banking - other	5,573	5,226	347	6.6%
Mortgage banking, net	1,950	3,290	(1,340)	-40.7%
Other, net	1,342	8,028	(6,686)	-83.3%
Nonint inc-excl sec gains	34,043	44,156	(10,113)	-22.9%
Security gains	365	45	320	n/m
Total noninterest income	34,408	44,201	(9,793)	-22.2%
Salaries and employee benefits	37,405	37,808	(403)	-1.1%
Services and fees	8,672	8,269	403	4.9%
Net occupancy-premises	3,972	3,956	16	0.4%
Equipment expense	3,719	3,653	66	1.8%
Other expense	7,126	7,293	(167)	-2.3%
Total noninterest expense	60,894	60,979	(85)	-0.1%
Income before income taxes	43,631	42,134	1,497	3.6%
Tax equivalent adjustment	2,170	2,052	118	5.8%
Income taxes	13,718	13,861	(143)	-1.0%
Net income	$27,743	$26,221	$1,522	5.8%

Earnings per share
Basic	$0.50	$0.46	$0.04	8.7%

Diluted	$0.50	$0.46	$0.04	8.7%

Weighted average shares outstanding
Basic	55,823,191	56,406,072		-1.0%

Diluted	55,950,917	56,543,248		-1.0%

Period end shares outstanding	55,771,459	55,935,184		-0.3%

Dividends per share	$0.2100	$0.2000		5.0%

n/m - not meaningful

NONPERFORMING ASSETS	12/31/2005	9/30/2005	$ Change		% Change
Nonaccrual loans	$28,914	$27,153		$1,761	6.5%
Restructured loans	-	-		-
Total nonperforming loans	28,914	27,153		1,761	6.5%
Other real estate	4,107	2,649		1,458	55.0%
Total nonperforming assets	33,021	29,802		3,219	10.8%
Loans past due over 90 days
Included in Loan Portfolio	2,719	1,655		1,064	64.3%
Serviced GNMA loans eligible for repch	22,769	8,434		14,335	170.0%
Total loans past due over 90 days	25,488	10,089		15,399	152.6%
Total nonperforming assets plus past
due over 90 days	$58,509	$39,891		$18,618	46.7%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	12/31/2005	9/30/2005	$	Change	% Change
Beginning Balance	$75,750	$65,902		$9,848	14.9%
Charge-offs	(4,659)	(4,538)		(121)	2.7%
Recoveries	2,411	2,259		152	6.7%
Provision for loan losses	3,189	12,127		(8,938)	-73.7%
Ending Balance	$76,691	$75,750		$941	1.2%

RATIOS
ROA	1.33%	1.27%
ROE	14.65%	13.81%
Equity generation rate	8.50%	7.81%
EOP equity/ EOP assets	8.84%	8.80%
Average equity/average assets	9.10%	9.17%
Interest margin - Yield - FTE	6.09%	5.82%
Interest margin - Cost - FTE	2.18%	2.03%
Net interest margin - FTE	3.91%	3.79%
Rate on interest-bearing liabilities	2.72%	2.47%
Efficiency ratio	56.24%	55.89%
Net charge offs/average loans	0.15%	0.15%
Provision for loan losses/average loans	0.21%	0.81%
Nonperforming loans/total loans	0.49%	0.46%
Nonperforming assets/total loans	0.56%	0.51%
Nonperforming assets/total loans+ORE	0.56%	0.51%
ALL/nonperforming loans	265.24%	278.97%
ALL/total loans	1.30%	1.29%
Net loans/total assets	69.33%	69.61%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$27.470	$27.850
Market value of stock-High	$29.830	$30.800
Market value of stock-Low	$24.000	$26.630
Book value of stock	$13.29	$13.10
Tangible book value of stock	$10.32	$10.11
Tangible equity	$575,392	$565,649
Market/Book value of stock	206.70%	212.60%

OTHER DATA
EOP Employees - FTE	2,582	2,601

n/m - not meaningful

Note 1 - Financial Performance Non-GAAP - Quarter and Year-to-Date ended December 31, 2005

Management is presenting in the following table adjustments to net income as reported in accordance with generally accepted accounting principles for significant items resulting from Hurricane Katrina and the sale of its merchant services portfolio. Management believes this information will help users compare Trustmark’s current results to prior periods.

Financial Performance
Net Income Adjusted for Specific Items (Non-GAAP)
	Quarter Ended 12/31/2005		Year-to-Date 12/31/2005
	$	Basic EPS	$	Basic EPS
Net Income as reported - GAAP	$27,743	$0.497	$102,951	$1.819

Adjustments (net of taxes):
Add charges related to Hurricane Katrina
Provision for loan losses	-	-	6,054	0.107
Mortgage related charges	627	0.011	2,047	0.036
Non-interest income - lost revenues	810	0.015	1,649	0.029
Non-interest expenses - additional expenses	-	-	333	0.006
	1,437	0.026	10,083	0.178
Subtract sale of Merchant Service Portfolio	-	-	(3,551)	(0.063)

Net Income adjusted for specific items (Non-GAAP)	$29,180	$0.523	$109,483	$1.934

Hurricane Katrina

On August 29, 2005, Hurricane Katrina struck the Mississippi Gulf Coast, central and eastern Mississippi causing significant damages. Immediately following the storm, Trustmark initiated a process to assess the storm’s impact on its customers and on Trustmark’s consolidated financial statements. In accordance with Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies," Trustmark has determined, through reasonable estimates, that specific losses were probable and have been reflected in the consolidated financial statements as of December 31, 2005.

Trustmark identified customers impacted by the storm in an effort to estimate the loss of collateral value and customer payment abilities. As a result of customer surveys, collateral inspections and review of risk characteristics, Trustmark has increased its allowance for loan losses through provision for loan losses by $9.8 million on a pre-tax basis. Specifically, $3.5 million and $1.5 million have been allocated for losses due to collateral impairment on 1-4 residential mortgages and consumer loans, respectively. General reserves of $4.8 million for consumer and commercial loans have been allocated for losses due to economic disruption caused by the storm.

Trustmark’s mortgage division’s quarterly and annual income was additionally impacted by $1.0 million and $3.3 million, respectively, pre-tax resulting from adjusted fair values on loans held for sale, increased prepayment speeds on mortgage servicing rights and waived ancillary fees in the impacted areas. In addition, Trustmark experienced lost revenues of $1.3 million for the quarter and $2.7 million for the year pre-tax resulting from customer assistance in retail account fees and incurred additional expenses of $539 thousand for the year. Management’s estimates, assumptions and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as this information changes, actual results could differ from those estimates.

Sale of Merchant Services

Trustmark evaluated its strategic alternatives in payment processing systems and selected NOVA Information systems as its provider of card processing services for its commercial merchant services customers. In connection with this alliance, Trustmark sold its existing payment processing portfolio in the third quarter for a pre-tax gain of $5.75 million, which is included in other noninterest income. Currently, Trustmark is continuing to evaluate this transaction as potential discontinued operations for financial reporting purposes.

Note 2 - Nonperforming Assets

Government National Mortgage Association (GNMA) optional repurchase programs allow financial institutions to buy back individual delinquent mortgage loans that meet certain criteria from the securitized loan pool for which the institution provides servicing. At the servicer's option and without GNMA's prior authorization, the servicer may repurchase such a delinquent loan for an amount equal to 100 percent of the remaining principal balance of the loan. Under Financial Accounting Standards Board Statement (FASB) No. 140,“Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities-a replacement of FASB Statement No. 125,” this buy-back option is considered a conditional option until the delinquency criteria are met, at which time the option becomes unconditional. When Trustmark is deemed to have regained effective control over these loans, the loans can no longer be reported as sold and must be brought back onto the balance sheet as loans held for sale, regardless of whether Trustmark intends to exercise the buy-back option. During 2005, Trustmark began reporting delinquent GNMA loans that are eligible for repurchase as past due in accordance with their contractual repayment terms. At December 31, 2005, GNMA loans eligible for repurchase totaled $22.8 million compared with $8.4 million at September 30, 2005. This increase is directly related to the impact of Hurricane Katrina (please see Note 1).

Note 3 - Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:

	12/31/05	9/30/05	12/31/04
Real estate loans:
Construction and land development	$652,535	$653,003	$526,321
Secured by 1-4 family residential properties	2,041,726	2,059,045	1,849,267
Secured by nonfarm, nonresidential properties	1,008,672	981,793	882,507
Other	141,791	143,477	135,938
Loans to finance agricultural production	40,162	48,008	29,885
Commercial and industrial	861,167	863,815	865,436
Consumer	880,868	873,742	812,133
Obligations of states and political subdivisions	210,310	189,902	178,222
Other loans	56,208	60,472	50,346
Loans	5,893,439	5,873,257	5,330,055
Less Allowance for loan losses	76,691	75,750	64,757
Net Loans	$5,816,748	$5,797,507	$5,265,298

The allowance for loans losses is maintained at a level believed adequate by management, based on estimated probable losses within the existing loan portfolio. Trustmark’s allowance for possible loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools, and specific loss allocations, with adjustments considering current economic events and conditions. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries and other factors. During the fourth quarter of 2004, Trustmark recorded a release of $9.4 million to the allowance for loan losses resulting from changes in estimates to specific factors for pooled loans and a specific class of commercial loans, both of which experienced positive trends.

Note 4 - Mortgage Banking

For the periods presented, the carrying amount of mortgage servicing rights are as follows:
	12/31/05	9/30/05	12/31/04
Mortgage Servicing Rights	$62,425	$61,751	$58,507
Valuation Allowance	(4,001)	(4,406)	(6,044)
Mortgage Servicing Rights, net	$58,424	$57,345	$52,463

Mortgage servicing rights are rights to service mortgage loans for others, whether the loans were acquired through purchase or loan origination. Purchased mortgage servicing rights are capitalized at cost. For loans originated and sold where the servicing rights are retained, Trustmark allocated the cost of the loan and the servicing right based on their relative fair values. Mortgage servicing rights are amortized over the estimated period of the related net servicing income. At December 31, 2005, Trustmark serviced $3.7 billion in mortgage loans for others.

Impairment for mortgage servicing rights occurs when the estimated fair value falls below the underlying carrying value. Fair value is determined utilizing specific risk characteristics of the mortgage loan, current interest rates and current prepayment speeds. As a direct result of Hurricane Katrina, the recovery of mortgage servicing rights for estimated prepayments on mortgages serviced in the affected areas reflected in the table below were reduced by $800 thousand and $1.0 million for the third and fourth quarters of 2005, respectively. During 2004, Trustmark reclassified $7.1 million of mortgage servicing right impairment from temporary to other-than-temporary which reduced the valuation allowance for impairment and the gross mortgage servicing rights balance with no effect to the net mortgage servicing rights assets. Impairment is considered to be other-than-temporary when Trustmark determines that the carrying value is expected to exceed the fair value for an extended period of time.

The following table illustrates the components of mortgage banking included in noninterest income in the accompanying income statements:

	Quarter Ended			Year-to-date
	12/31/05	9/30/05	12/31/04	12/31/05	12/31/04
Mortgage servicing income	$4,315	$4,188	$4,252	$16,915	$16,864
Mortgage guaranty fees	(1,158)	(1,118)	(1,093)	(4,504)	(4,395)
Mortgage servicing, net	3,157	3,070	3,159	12,411	12,469
Amortization of mortgage
servicing rights	(2,475)	(2,750)	(2,750)	(10,465)	(11,826)
Recovery/(Impairment) of mortgage
servicing rights	405	3,727	1,275	2,043	2,791
Gain (loss) on sale of loans	574	(64)	357	1,218	4,283
Other, net	289	(693)	263	638	854
Mortgage banking, net	$1,950	$3,290	$2,304	$5,845	$8,571

Note 5 - Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended			Year-to-date
	12/31/05	9/30/05	12/31/04	12/31/05	12/31/04
Securities - Taxable	4.26%	3.95%	3.13%	3.88%	3.17%
Securities - Nontaxable	7.33%	7.29%	7.50%	7.42%	7.58%
Securities - Total	4.60%	4.29%	3.47%	4.22%	3.50%
Loans	6.45%	6.21%	5.72%	6.15%	5.65%
FF Sold & Rev Repo	4.08%	3.66%	2.09%	3.17%	1.54%
Total Earning Assets	6.09%	5.82%	5.10%	5.72%	5.03%

Interest-bearing Deposits	2.28%	1.97%	1.44%	1.89%	1.36%
FF Pch & Repo	3.58%	3.14%	1.68%	2.86%	1.23%
Borrowings	4.44%	3.95%	2.41%	3.63%	1.97%
Total Interest-bearing Liabilities	2.72%	2.47%	1.66%	2.30%	1.46%

Net interest margin	3.91%	3.79%	3.74%	3.84%	3.83%

Trustmark’s net interest margin increased by 12 basis points to 3.91% in the fourth quarter of 2005. Contributing to this growth was the yield on taxable securities, which increased by 31 basis points to 4.26%, and the yield on loans, which increased by 24 basis points to 6.45% during the fourth quarter. The yield on taxable securities was impacted significantly by a single dividend of $800 thousand received in the fourth quarter from capital gains recognized within mutual funds classified as Available for Sale. The change in loan yield can be attributed to a rise in interest rates as well as additional discount accretion of $1.2 million on acquired loans. The combination of these changes increased the net interest margin by 11 basis points for the fourth quarter of 2005 and 3 basis points on a year-to-date basis.

During the third quarter of 2005, Trustmark moved $4.5 million in book value of held to maturity (HTM) securities to available for sale (AFS) as allowed by paragraph 8 of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” These securities were general obligation municipal bonds issued by seven different entities along the Mississippi Gulf Coast that incurred serious damage by Hurricane Katrina. These entities are facing severe fiscal and economic strain; which resulted in a material deterioration in their financial stability, at least in the short-term. Transferring these securities to AFS will provide a more transparent impact of the current value of the bonds in Trustmark’s consolidated financial statements and give management more flexibility in managing the exposure to these entities as additional information emerges on their creditworthiness.

Note 6 - Business Combinations

On December 1, 2004, Trustmark acquired Fisher-Brown, Incorporated, located in Pensacola, Florida. This business combination was accounted for under the purchase method of accounting. Excess cost over tangible net assets acquired totaled $36.2 million, of which $9.3 million and $26.9 million have been allocated to identifiable intangibles and goodwill, respectively.

On March 12, 2004, Trustmark acquired five branches of Allied Houston Bank in a business combination accounted for by the purchase method of accounting. In connection with the transaction, Trustmark acquired approximately $148.1 million in assets and assumed $161.7 million in deposits and other liabilities for a $10 million deposit premium. Assets consisted of $145.9 million of selected loans, $585 thousand in premises and equipment and $1.6 million in other assets. The assets and liabilities have been recorded at fair value based on market conditions and risk characteristics at the acquisition date. Loans were recorded at a $6.4 million discount, consisting of a discount for general credit risk of $7.3 million offset by a market valuation premium of $862 thousand. Included in the credit risk discount of $7.3 million was a specific amount for nonaccrual loans of $1.7 million. Subsequent to the purchase date, the unpaid principal for these nonaccrual loans was written down to their net realizable value against the recorded discount. Excess cost over tangible net assets acquired totaled $15.7 million, of which $426 thousand and $15.3 million have been allocated to identifiable intangibles (core deposits) and goodwill, respectively. The purchase price was finalized during the first quarter of 2005 after completion of an evaluation of the adequacy of the discount for general credit risk mentioned above.

Trustmark’s financial statements include the results of operations for the above purchase business combinations from the respective merger dates. The pro forma impact of these acquisitions on Trustmark’s results of operations is immaterial.

Note 7 - Basis of Presentation

Certain reclassifications have been made to prior period amounts to conform with current period presentation.